Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.05 per share, of RCM Technologies, Inc., a Nevada corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 17, 2017

IRS PARTNERS NO. 19, L.P.
By:	M2O, Inc., its General Partner

By:	/s/ Bradley S. Vizi
	Name: Title:	Bradley S. Vizi As Attorney-in-Fact for Michael O’Connell, Chief Executive Officer

THE LEONETTI/O’CONNELL FAMILY FOUNDATION

By:	/s/ Bradley S. Vizi
	Name: Title:	Bradley S. Vizi As Attorney-in-Fact for Michael O’Connell, Secretary, Chief Financial Officer and Director

M2O, INC.
By:	/s/ Bradley S. Vizi
	Name: Title:	Bradley S. Vizi As Attorney-in-Fact for Michael O’Connell, Chief Executive Officer

THE MICHAEL F. O’CONNELL AND MARGO L. O’CONNELL REVOCABLE TRUST

By:	/s/ Bradley S. Vizi
	Name: Title:	Bradley S. Vizi As Attorney-in-Fact for Michael O’Connell, Trustee

HARVEST FINANCIAL CORPORATION

By:	/s/ Frank D. Ruscetti
	Name:	Frank D. Ruscetti
	Title:	President

/s/ Bradley S. Vizi
Bradley S. Vizi, Individually and as attorney-in-fact for Michael O’Connell